UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2024

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Brigham Street, Unit 4, Marlborough, MA 01752
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2024, the Board of Directors of Ondas Holdings Inc. (the “Company”) appointed Neil Laird, Interim Chief Financial Officer (principal financial and accounting officer), Treasurer and Secretary of the Company, effective June 21, 2024. Mr. Laird has served as a consultant for the Company since 2021 through Letzhangout LLC dba AM Consulting (“AM Consulting”).

On June 21, 2024, Yishay Curelaru resigned as Chief Financial Officer, Treasurer, Secretary of the Company, effective June 21, 2024, due to his continued service in the Israeli army amidst the reported hostilities and conflict in Israel. Mr. Curelaru will continue to serve as Chief Financial Officer of the Company’s subsidiary, Airobotics Ltd.

Mr. Laird, 71, is an experienced financial executive who works with companies to provide accounting and finance related services. Since 2021, Mr. Laird has served as fractional chief financial officer of NovAccess Global Inc. ("NovAccess"), a publicly traded company. Since May 2021, Mr. Laird has been an employee of AM Consulting. Since 2017, Mr. Laird has worked with several technology and other companies as a consultant. From June 2011 until November 2016, Mr. Laird served as the chief financial officer of Mobileum Inc., a private company providing roaming and other solutions to the telecommunications industry. Prior to that, Mr. Laird was chief financial officer of SumTotal Systems, Inc., a provider of enterprise learning management systems, and before that, chief financial officer of ADAC Laboratories, a provider of nuclear medicine and PET systems. Both SumTotal Systems and ADAC Laboratories were publicly traded companies. Mr. Laird has an MA from the University of Cambridge and is qualified as a UK chartered accountant. Mr. Laird’s professional efforts and focus will be concentrated on the Company; however, he will remain an employee of AM Consulting and fractional chief financial officer of NovAccess.

On June 21, 2024, the Company entered into a Services Agreement (“Services Agreement”) with AM Consulting pursuant to which AM Consulting agreed to provide the Company consulting services as set forth in a statement of work (“Statement of Work”). Pursuant to the Statement of Work, AM Consulting shall provide staff resources to perform CFO services for (i) $40,000 per month and (ii) warrants to purchase 90,910 shares of the Company common stock, par value $0.0001 per share, at an exercise price of $0.66. The Audit Committee of the Board also approved the Services Agreement and Statement of Work as related party transactions. A copy of the Services Agreement (including the Statement of Work) is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Since January 1, 2024, the Company paid AM Consulting an aggregate of $323,162 for consulting services to the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Services Agreement, dated June 21, 2024, by and between the Company and AM Consulting (including the Statement of Work).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2024	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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